Exhibit 99.1

1301 MCKINNEY STREET SUITE 2800 HOUSTON, TX 77010

NEWS RELEASE

ZAZA ENERGY ANNOUNCES EXTINGUISHMENT

OF $50.1 MILLION OF DEBT

•                  $50.1 Million of Debt Extinguished

•                  Debt Exchanged for 2.4% Overriding Royalty Interest in Future Leases

HOUSTON, TX September 21, 2015 ZaZa Energy Corporation (“ZaZa” or the “Company”) (NASDAQ:ZAZA) today announced that the holders of all of the 8.00% Subordinated Notes due 2017 (“Notes”), totaling ~$50.1 million in principal plus accumulated interest, have completed the exchange of their Notes for an overriding royalty interest (“ORRI”) in the Company’s future lease acquisitions.  All of these Notes were held directly or indirectly by the three Founders of ZaZa Energy Corporation, one of which is the current President and CEO and all of which are Directors.  Each of the three holders will receive a 0.8% ORRI on the Company’s future lease acquisitions, or a total ORRI of 2.4%.

President and CEO Todd A. Brooks stated, “Though the founders received shareholder approval during the summer to convert the Subordinated Notes to common equity, we felt we could add far more value to existing common equity holders by extinguishing the Subordinated Notes without any form of equity dilution.  By taking this step, we are eliminating nearly half of our debt, moving from ~$105 million to ~$55 million, again, with no dilution to current shareholders. Exchanging a substantial debt holding for a potential royalty in future leases with no dilutive issuance of shares, further aligns management and our founders with our shareholders.   This also reflects our expectation that the Company has the ability to grow, not just through lower risk conventional development of its current assets, but also through accretive acquisitions given the state of the industry today.”

Brooks continued, “We remain in discussions with our lenders, including the holders of our approximately $15 million Senior Secured Notes, with whom I am diligently working to have them approve extending their maturity to mid 2016, 2017, or beyond — the further out the better. I can make no promises on this front, but I am working very hard on this.  Our goal is to become an almost debt free company sooner rather than later, and we are laser focused on that front.  As our balance sheet continues to improve, we are also looking to add additional resources, whether in the form of cash or other financing instruments.  Our industry has been drastically impacted by falling commodity prices, and this has hindered our results and drilling programs.  However, this has also presented us with an opportunity to create value by acquiring distressed assets with high-growth potential as the industry rebounds.  As the largest shareholder of ZaZa, I remain a firm believer in our potential over the long-term and look forward to providing all parties with updates on our progress.”

713-595-1900 (OFFICE) • 713-595-1919 (FAX) • WWW.ZAZAENERGY.COM

About ZaZa Energy Corporation

Headquartered in Houston, Texas, ZaZa Energy Corporation is a publicly-traded exploration, production, and development company with primary assets in the Eagle Ford and Eagle Ford East resource plays in Texas.  More information about the Company may be found at www.zazaenergy.com.

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical fact, including without limitation, statements and projections regarding the Company’s future financial position, operations, performance, business strategy, returns, budgets, reserves, levels of production and costs, ability to raise additional capital or refinance indebtedness, statements regarding future commodity prices and statements regarding the plans and objectives of the Company’s management for future operations, are forward-looking statements.  The Company’s forward looking statements are typically preceded by, followed by or include words such as “will,” “may,” “could,” “would,” “should,” “likely,” “believe,” “expect,” “anticipate,” “plan,” “estimate,” “target,” “goal,” “project,” “plan,” “intend” and similar words or expressions.  The Company’s forward-looking statements are not guarantees of future performance and are only predictions and statements of the Company’s beliefs based on assumptions that may prove to be inaccurate.  Forward-looking statements involve known, unknown or currently unforeseen risks and uncertainties that may be outside of the Company’s control and may cause the Company’s actual results and future developments to differ materially from those projected in, and contemplated by, such forward-looking statements.  Risks, uncertainties and other factors that could cause the Company’s actual results to materially differ from the expectations reflected in the Company’s forward-looking statements include, without limitation, our former registered public accounting firm has expressed doubt about our ability to continue as a going concern; fluctuations in the prices for, and demand for, oil, natural gas and natural gas liquids; our substantial level of indebtedness; problems with our joint ventures or joint venture partners; our ability to raise necessary capital in the future; exploratory risks associated with new or emerging oil and gas formations; risks associated with drilling and operating wells; inaccuracies and limitations inherent in estimates of oil and gas reserves; our ability to replace oil and gas reserves and any other factors or risks listed in the reports and other filings that the Company has filed and may file with the Securities and Exchange Commission.  Any forward-looking statements made by the Company in this presentation and in other written and oral statements are based only on information currently available to the Company and speak only as of the date on which they are made.  The Company undertakes no obligation to update or revise any of its forward-looking statements, whether as a result of new information, future developments or otherwise.

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Source: ZaZa Energy Corporation

Jay Morakis, 212-266-0191
Investor Relations
jay.morakis@zazaenergy.com